UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2016

EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC
(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 997-1200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On August 5, 2016, EP Energy Corporation (the “Company”) and EP Energy LLC, a wholly-owned subsidiary of the Company (“EPE LLC”), announced that we have been engaged in confidential discussions with certain lenders (the “Lenders”) under that certain Term Loan Agreement, dated as of April 24, 2012, among EPE LLC, the lenders party thereto, and the agents, arrangers and bookrunners party thereto (the “Existing Term Loan Agreement”). In connection with these discussions, we provided certain confidential information to the Lenders pursuant to non-disclosure agreements (“NDAs”) between the Company and the Lenders. One of the Lenders has chosen not to continue discussions with the Company and, as a result, we are making the disclosures herein in accordance with the terms of the applicable NDA.
In connection with the discussions, EPE LLC offered to the Lenders to exchange their existing Tranche B-3 term loans maturing May 2018 and Tranche B-2 term loans maturing April 2019 (the “Existing Term Loans”) for a like principal amount of new term loans (the “New Term Loans”) that would be expected to have a maturity date of June 30, 2021, subject to an earlier maturity date in the event that the aggregate principal amount of EPE LLC’s existing 9.375% Senior Notes due 2020 exceeds $500,000,000 prior to the maturity of such notes. The New Term Loans would be governed by a new term loan agreement and would be expected to be secured by a lien on the collateral that secures the Existing Term Loans that would be senior in priority to the Existing Term Loans and junior in priority to the liens securing EPE LLC’s existing RBL facility. Each lender that would not have consented to the exchange would have retained its respective Tranche B-2 term loans and Tranche B-3 term loans under the Existing Term Loan Agreement.
The Company and EPE LLC are also disclosing information attached to this report as Exhibit 99.1, which information has not been previously reported and which was contained in materials prepared for the presentation to the Lenders relating to the offer.
As of August 5, 2016, EPE LLC and certain of the Lenders are continuing their discussions.
The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Lender presentation materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2016
EP ENERGY LLC

	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

EP ENERGY CORPORATION

	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Lender presentation materials.